UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2012

PLYMOUTH OPPORTUNITY REIT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-173048

Maryland	27-5466153
(State or other jurisdiction of	(I.R.S Employer
Incorporation or organization)	Identification No.)

Two Liberty Square, 10th Floor, Boston, MA 02109	(617) 340-3814
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 17, 2012, Plymouth Opportunity REIT, Inc. (the "Company"), through its operating partnership, Plymouth Opportunity OP LP, acquired a 51.5% equity interest in Colony Hills Capital Residential II, LLC, ("CHCR II") which is a joint venture with Colony Hills Capital. CHRC II is the sole member of Wynthrope Holdings, LLC, which owns Wynthrope Forest Apartments, a 23 building, 270 unit multifamily complex located in Riverdale, a suburb of Atlanta, Georgia. The property was 93.3% occupied at the time of acquisition, with a majority of the leases ranging from one year or longer. The total purchase price the joint venture paid for the property was $13.9 million which includes $10.6 million of secured debt. The purchase price the Company paid for its equity interest was $1,250,000. The Company funded the purchase price with proceeds from its initial public offering.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements the Company hereby confirms that it intend to file the required financial statements on or before November 1, 2012, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

(c) Exhibits

99.1 Press Release dated August 17, 2012 related to the Company’s acquisition of the equity interest in Wynthrope Forest

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on our behalf by the undersigned, hereunto duly authorized.

PLYMOUTH OPPORTUNITY REIT, INC.

By: /s/ Jeffrey E. Witherell

Jeffrey E. Witherell,

Chief Executive Officer and
Chairman of the Board of Directors

Dated: August 20, 2012